UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As disclosed in its press release dated September 14, 2010, Avago Technologies Limited (“the “Company”) is hosting its first annual Analyst Day in Santa Clara, California. Hock E. Tan, the Company’s President and Chief Executive Officer, Douglas R. Bettinger, the Company’s Senior Vice President and Chief Financial Officer, and senior management from the Company’s major businesses will be presenting at the event. These presentations will include information relating to the Company’s strategic business plans, goals, growth initiatives, capital structure, including proposed plans relating to Avago’s 11 7/8 Senior Subordinated Notes due 2015, and outlook for future performance and industry development. Management’s presentations may include material non-public information. The presentations are scheduled to begin at 1:15 p.m. and conclude at 5:00 p.m. Pacific time.

A live webcast of the presentations, and the accompanying slides, will be available on the Company’s website at www.avagotech.com under the Investors section. Additionally, a replay of the webcast and the accompanying slides will be available on the Company’s website for one month after the event.

The information contained in this report shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 16, 2010

Avago Technologies Limited

By:	/S/ DOUGLAS R. BETTINGER
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer